ORIGIN BANCORP, INC. _______ 4Q AND FULL YEAR TWENTY20 INVESTOR PRESENTATION ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc.'s ("Origin" or the "Company") future financial performance, business and growth strategy, projected plans and objectives, including the Company's loan loss reserves and allowance for credit losses related to the COVID-19 pandemic and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including expectations regarding and efforts to respond to the COVID-19 pandemic and continued low interest rates or interest rate cuts by the Federal Reserve and the resulting impact on Origin's results of operations, estimated forbearance amounts and expectations regarding the Company's liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin's control. Statements or statistics preceded by, followed by or that otherwise include the words "assumes," "anticipates," "believes," "estimates," "expects," “foresees,” "intends," "plans," "projects," and similar expressions or future or conditional verbs such as "could," "may," “might,” "should," "will," and "would" and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect the Company's future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the continuing duration and impacts of the COVID-19 global pandemic and continuing development and distribution of COVID-19 vaccines, as well as other efforts to contain the virus's transmission, including the effect of these factors on Origin's business, customers and economic conditions generally as well as the impact of the actions taken by governmental authorities to address the impact of COVID-19 on the United States economy, including, without limitation, the Coronavirus Aid, Relief and Economic Security Act ("CARES Act") and any related future economic stimulus legislation; deterioration of Origin's asset quality; factors that can impact the performance of Origin's loan portfolio, including real estate values and liquidity in Origin's primary market areas; the financial health of Origin's commercial borrowers and the success of construction projects that Origin finances; changes in the value of collateral securing Origin's loans; Origin's ability to anticipate interest rate changes and manage interest rate risk; the effectiveness of Origin's risk management framework and quantitative models; Origin's inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin's common stockholders, repurchase Origin's shares of common stock and satisfy obligations as they become due; business and economic conditions generally and in the financial services industry, nationally and within Origin's primary market areas; changes in Origin's operation or expansion strategy or Origin's ability to prudently manage its growth and execute its strategy; changes in management personnel; Origin's ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; increasing costs as Origin grows deposits; operational risks associated with Origin's business; volatility and direction of market interest rates; increased competition in the financial services industry, particularly from regional and national institutions; difficult market conditions and unfavorable economic trends in the United States generally, and particularly in the market areas in which Origin operates and in which its loans are concentrated; an increase in unemployment levels and slowdowns in economic growth; Origin's level of nonperforming assets and the costs associated with resolving any problem loans including litigation and other costs; the credit risk associated with the substantial amount of commercial real estate, construction and land development, and commercial loans in Origin's loan portfolio; changes in laws, rules, regulations, interpretations or policies relating to financial institutions, and potential expenses associated with complying with such regulations; periodic changes to the extensive body of accounting rules and best practices; further government intervention in the U.S. financial system; compliance with governmental and regulatory requirements, including the Dodd- Frank Wall Street Reform and Consumer Protection Act and others relating to banking, consumer protection, securities and tax matters; Origin's ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; changes in the utility of Origin's non-GAAP liquidity measurements and its underlying assumptions or estimates; uncertainty regarding the future of the London Interbank Offered Rate and the impact of any replacement alternatives on Origin's business; possible changes in trade, monetary and fiscal policies, laws and regulations and other activities of governments, agencies and similar organizations; natural disasters and adverse weather events, acts of terrorism, an outbreak of hostilities, regional or national protests and civil unrest (including any resulting branch closures or property damage), widespread illness or public health outbreaks or other international or domestic calamities, and other matters beyond Origin's control; and system failures, cybersecurity threats and/or security breaches and the cost of defending against them. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in Origin's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC") and any updates to those sections set forth in Origin's subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin's underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin's business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin's behalf may issue. Annualized, pro forma, adjusted projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the outbreak of the COVID-19 pandemic and the impact of varying governmental responses, including the CARES Act, and any related future economic stimulus legislation that affect Origin's customers and the economies where they operate. Origin reports its results in accordance with United States generally accepted accounting principles ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures used in managing its business may provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to evaluate the Company's operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Origin's results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible common equity is defined as total common stockholders' equity less goodwill and other intangible assets, net • Tangible assets is defined as total assets less goodwill and other intangible assets • Tangible common equity to tangible assets is determined by dividing tangible common equity by tangible assets • Tangible book value per common share is determined by dividing tangible common equity by common shares outstanding at the end of the period • Pre-tax pre-provision earnings is calculated by adding provision for credit losses and income tax expense to net income • Pre-tax pre-provision return on average assets is calculated by dividing pre-tax pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average assets • Pre-tax pre-provision return on average stockholder's equity is calculated by dividing pre-tax pre-provision earnings by number of days in the quarter, multiplying by the number of days in the year, then dividing by total average stockholder's equity See the last two slides in this presentation for a reconciliation between the non-GAAP measures used in this presentation and their comparable GAAP numbers. 2 FORWARD-LOOKING STATEMENTS AND NON-GAAP MEASURES

ORIGIN BANCORP, INC. _______ 9 10 19 6 TEXAS Entry: DFW 2008 | Houston 2013 Loans: $2,562 Deposits: $2,574 LOUISIANA Entry: 1912 Loans: $1,468 Deposits: $2,453 DOLLARS IN MILLIONS (1) (2) 3 COMPANY SNAPSHOT • Origin Bancorp, Inc., the holding company for Origin Bank, is headquartered in Ruston, LA • Origin Bank was founded in 1912 • 44 banking centers operating across Texas, Louisiana & Mississippi DEPOSITS & LOANS BY STATE Note: All financial information is as of 12/31/20. (1) Non-market based deposits of $255.6 million are not included in state deposits. (2) Excludes mortgage warehouse loans. MISSISSIPPI Entry: 2010 Loans: $611 Deposits: $468 9% 13% 45% 32% 46% 55% Loans (2)Deposits (1)

ORIGIN BANCORP, INC. _______ 4 A UNIQUE & DEFINED CULTURE

FINANCIAL RESULTS - FOURTH QUARTER 2020

DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS

Balance Sheet	4Q2020	3Q2020	4Q2019	Linked Qtr $ Δ	Linked Qtr % Δ	YoY $ Δ	YoY % Δ
Total Loans Held For Investment ("LHFI")	$ 5,724,773	$ 5,612,666	$ 4,143,195	$ 112,107	2.0 %	$ 1,581,578	38.2 %
Total Assets	7,628,268	7,101,338	5,324,626	526,930	7.4	2,303,642	43.3
Total Deposits	5,751,315	5,935,925	4,228,612	(184,610)	(3.1)	1,522,703	36.0
Tangible Common Equity[(1)]	616,670	596,920	567,722	19,750	3.3	48,948	8.6
Book Value per Common Share	27.53	26.70	25.52	0.83	3.1	2.01	7.9
Tangible Book Value per Common Share[(1)]	26.23	25.39	24.18	0.84	3.3	2.05	8.5
Income Statement							
Net Interest Income	51,819	50,617	44,095	1,202	2.4	7,724	17.5
Provision for Credit Losses	6,333	13,633	2,377	(7,300)	(53.5)	3,956	166.4
Noninterest Income	15,381	18,051	10,818	(2,670)	(14.8)	4,563	42.2
Noninterest Expense	38,884	38,734	36,534	150	0.4	2,350	6.4
Net Income	17,552	13,095	12,827	4,457	34.0	4,725	36.8
Pre-Tax Pre-Provision Earnings ("PTPP")[(1)]	28,316	29,934	18,379	(1,618)	(5.4)	9,937	54.1
Diluted EPS	0.75	0.56	0.55	0.19	33.9	0.20	36.4
Dividends Declared per Common Share	0.10	0.0925	0.0925	0.01	8.1	0.01	8.1
Selected Ratios							
NIM - FTE	3.07 %	3.18 %	3.58 %	-11 bp	(3.5)%	-51 bp	(14.2)%
Efficiency Ratio	57.86	56.41	66.53	145 bp	2.6	-867 bp	(13.0)
ROAA (annualized)	0.97	0.77	0.97	20 bp	26.0	0 bp	—
ROAE (annualized)	10.92	8.28	8.51	264 bp	31.9	241 bp	28.3
PTPP ROAA (annualized)[(1)]	1.57	1.77	1.38	-20 bp	(11.3)	19 bp	13.8
PTPP ROAE (annualized)[(1)]	17.61	18.92	12.19	-131 bp	(6.9)	542 bp	44.5

[(1)] As used in this presentation, tangible common equity, tangible book value per common share, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see slide 24 of this presentation.

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ Income Statement Year Ended YoY $ Δ YoY % ΔDecember 31, 2020 December 31, 2019 Net Interest Income $ 191,536 $ 173,712 $ 17,824 10.3 % Provision for Credit Losses 59,900 9,568 50,332 526.0 Noninterest Income 64,652 46,478 18,174 39.1 Noninterest Expense 151,935 144,074 7,861 5.5 Net Income 36,357 53,882 (17,525) (32.5) PTPP(1) 104,253 76,116 28,137 37.0 Diluted EPS 1.55 2.28 (0.73) (32.0) Dividends Declared per Common Share 0.3775 0.25 0.13 51.0 Selected Ratios NIM - FTE 3.18% 3.69% -51 bp (13.8) % Efficiency Ratio 59.31 65.43 -612 bp (9.4) ROAA 0.56 1.06 -50 bp (47.2) ROAE 5.82 9.27 -345 bp (37.2) PTPP ROAA (1) 1.62 1.49 13 bp 8.7 PTPP ROAE (1) 16.69 13.10 359 bp 27.4 DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS 6 (1) As used in this presentation, PTPP, PTPP ROAA, and PTPP ROAE are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see slide 25 of this presentation. FINANCIAL RESULTS - FULL YEAR 2020

ORIGIN BANCORP, INC. _______ 7 $1,218 $1,311 $1,741 $1,956 $2,562 $874 $884 $1,067 $1,127 $1,553 $344 $427 $674 $829 $1,009 DFW Houston 2016 2017 2018 2019 2020 Deposit Trends by Texas Market Loan Trends by Texas Market TEXAS GROWTH STORY Texas Franchise Highlights DOLLARS IN MILLIONS • Market share of Texas deposits increased at a 11.4% CAGR from 2016 to 2020 • 19 branches throughout 5 counties in the 4th and 5th largest MSAs in the United States • Texas franchise represents 55% of LHFI, excluding mortgage warehouse loans, and 46% of deposits (1) at December 31, 2020 $1,114 $1,171 $1,395 $1,854 $2,574 $679 $647 $772 $989 $1,581 $435 $524 $623 $865 $993 DFW Houston 2016 2017 2018 2019 2020 CAGR 2 0.4% CAGR 2 3.3% (1) Non-market based deposits of $255.6 million are not included in state deposits.

SUPPORTING OUR CUSTOMERS - FORBEARANCE AND PPP LOANS

DOLLARS IN THOUSANDS

COVID-19 LHFI Forbearances

Industry	6/30/2020 Forbearance Amount	6/30/2020 % of LHFI[1]	9/30/2020 Forbearance Amount	9/30/2020 % of LHFI[1]	12/31/2020 Forbearance Amount	12/31/2020 % of LHFI[1]
Hotel	$ 59,258	92.5 %	$ 58,482	91.4 %	$ 21,959	34.7 %
Energy	6,776	10.8	870	1.6	676	1.7
Non-Essential Retail	82,424	56.2	39,989	26.4	25,177	14.3
Restaurant	100,209	74.7	29,619	21.8	7,761	6.6
Assisted Living	48,935	34.9	21,625	14.9	11,470	8.1
Other	709,564	16.8	146,521	3.2	30,609	0.7
Total	$ 1,007,166	21.1 %	$ 297,106	5.7 %	$ 97,652	1.9 %

[1] Does not include PPP loans.

Forbearance Highlights

- Forbearances represented 1.9% of total LHFI, excl. PPP loans, at 12/31/2020.
- 52% of forbearances at 12/31/2020, were full deferment and 48% were partial deferments.
- Amounts under forbearance declined by greater than 90% at 12/31/2020, compared to June 30, 2020.

PPP Highlights

- PPP loans totaled $546.5 million at 12/31/2020.
- Average PPP loan: $176K; Median loan: $35K, Over 3,100 loans
- Total interest and fee income recognized in 4Q2020: $3.3 million; $9.6 million of net fees yet to be recognized at 12/31/2020.
- PPP loans of $150K or less totaled $96.1 million at 12/31/2020.
- At 1/20/2021, $36.0 million in forgiveness approved by the SBA, $168.6 million submitted for forgiveness, totaling $204.6 million in PPP forgiveness funds requested.

ORIGIN BANCORP, INC.
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ORIGIN BANCORP, INC. _______ 9 MOBILE FEATURE ADOPTION RATES(1) SUPPORTING OUR CUSTOMERS - LEVERAGING TECHNOLOGY ZELLE® USERS 75.6% GROWTH ZELLE® TRANSFERS 106.1% GROWTH 32.0% TRANSFER ADOPTION % ORIGIN BANK 28.5% INDUSTRY BENCHMARK 25.4% DEPOSIT ADOPTION % ORIGIN BANK 19.5% INDUSTRY BENCHMARK 7.6% BILL PAY ADOPTION % ORIGIN BANK 5.6% INDUSTRY BENCHMARK (1) All data provided by FIS Metrics Intelligence based upon asset size peer groups and is for the month of December 2020.. REGISTERED APP USERS 15.4% GROWTH MOBILE DEPOSIT TRANSACTIONS 24.8% GROWTH Note: Growth rates compare December 2020 to December 2019.

ORIGIN BANCORP, INC. _______ 10 $4,203 $4,325 $4,964 $5,376 $1,150 $1,098 $1,579 $1,634 $1,686 $2,088 $2,283 $2,410 $2,704 $2,869$162 $162 $224 $307 $651 $803 $782 $752 $731 $678 $5,884 Noninterest-bearing Interest-bearing Brokered Time Deposits 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Deposits by State (2)Average Deposits (1) Average brokered time deposits are included in the brokered category. (2) Non-market based deposits are not included in state deposits. (3) Target time deposit rates 25 basis points or less for new deposits. DEPOSIT TRENDS 2.08% 1.98% 1.75% 1.50% 1.20% 1.44% 1.28% 0.79% 0.61% 0.43% 1.04% 0.95% 0.51% Time Deposits Total Interest-bearing Deposits Cost of Total Deposits Savings & Interest-bearing Transaction Accounts 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Deposit Cost Trends (QTD Annualized) Time Deposit Repricing Schedule (3) Maturity Balance WAR 1Q2021 157 1.35 2Q2021 162 0.87 3Q2021 96 0.93 4Q2021 83 0.74 1Q2022+ 167 1.27 Total $ 665 1.07% 0.42% 1.05% 1.21% DOLLARS IN MILLIONS (1) 32% 33% 39% 44% 46% 18% 17% 11% 11% 9% 50% 50% 50% 45% 45% Texas Mississippi Louisiana 2016 2017 2018 2019 2020 0.54% 0.39% 0.29% 0.31%

WELL DIVERSIFIED LOAN PORTFOLIO

DOLLARS IN MILLIONS

Loan Composition at 12/31/2020: [(1)] $5,178



Commercial & Industrial ("C&I"): 25%
Owner Occupied Construction/Land/Land Development ("C&D"): 2%
Owner Occupied Commercial Real Estate ("CRE"): 9%
Residential Real Estate and Consumer: 17%
Mtg. Warehouse: 21%
Non-Owner Occupied CRE: 18%
Non-Owner Occupied C&D: 8%

C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: 57%

Non-Owner Occupied C&D and CRE: 26%

C&I, Owner Occupied C&D and CRE, Mtg. Warehouse: [(1)] $2,916



Mtg. Warehouse: 21%
Real Estate & Construction: 8%
Finance & Insurance: 5%
Transportation: 3%
Consumer Svc: 2%
Retail Dealer: 2%
Healthcare: 2%
Banks: 2%
Restaurants: 1%
Professional Svc: 1%
Commercial Svc: 1%
Entertainment: 1%
Gov & Edu: 1%
Misc: 7%

Loan Portfolio Details

(Dollars in thousands)	4Q2019	1Q2020	2Q2020	3Q2020	4Q2020
C&I excl. PPP	$1,343,475	$1,455,497	$1,313,405	$1,263,279	$1,271,343
Owner Occupied C&D	117,118	122,928	120,776	100,589	100,755
Owner Occupied CRE	441,555	463,834	459,661	495,366	460,524
Mtg. Warehouse	274,659	437,257	769,157	1,017,501	1,084,001
Non-Owner Occupied C&D	400,570	440,892	449,256	460,268	431,105
Non-Owner Occupied CRE	855,292	838,686	864,093	872,550	927,415
Residential Real Estate	689,555	703,263	769,354	832,055	885,120
Consumer Loans	20,971	18,828	17,363	18,729	17,991
PPP Loans	—	—	549,129	552,329	546,519
Total Loans	$4,143,195	$4,481,185	$5,312,194	$5,612,666	$5,724,773

(1) Does not include loans held for sale or PPP loans.

Non-Owner Occupied C&D and CRE: [(1)] $1,359



Misc: 2%
Restaurant: 1%
Hotel: 1%
Multi-family: 2%
Essential Retail Shopping: 2%
Other Healthcare: 2%
Non-Essential Retail Shopping: 3%
Assisted Living: 3%
Office Building: 5%
Real Estate & Construction: 5%

11

ORIGIN BANCORP, INC.

ORIGIN BANCORP, INC. _______ 12 LHFI(2) at 12/31/2020 Non-Essential Retail: 3.4% Assisted Living: 2.7% Restaurant: 2.3% Hotel: 1.2% Energy: 0.8% Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Hotel $ 61,846 $ 63,264 $ 64,043 $ 63,951 $ 63,218 Energy 69,161 82,786 62,695 55,526 39,346 Non-Essential Retail 139,516 131,187 146,566 151,201 176,522 Restaurant 123,530 132,430 134,104 135,801 117,844 Assisted Living 111,229 118,790 140,218 144,756 141,657 Subtotal 505,282 528,457 547,626 551,235 538,587 All other LHFI (2) 3,637,913 3,952,728 4,215,439 4,509,102 4,639,667 Total LHFI (2) $ 4,143,195 $ 4,481,185 $ 4,763,065 $ 5,060,337 $ 5,178,254 DEEP DIVE - SELECTED SECTORS (1) Selected sectors include hotel, energy, non-essential retail, restaurant and assisted living and exclude PPP loans. (2) LHFI excluding PPP loans. (1) All Other LHFI: 89.6% • LHFI (excl. PPP loans net of deferred fees and costs) were $5.18 billion at 12/31/2020, an increase of $117.9 million, or 2.3%, compared to 9/30/2020, and an increase of 1.04 billion, or 25.0%, compared to 12/31/2019. • Five sectors accounted for 10.4% of total LHFI (excl. PPP loans net of deferred fees and costs).

ORIGIN BANCORP, INC. _______ Hilton: 31% Marriott: 26% Hyatt: 18% Choice: 12% Private Label: 6% IHG: 6% HOTEL SECTOR 13 Hotel Stats: • Balance represented 1.2% of total LHFI excl. PPP loans • Past due: $0; Classified loans: $0; NPL: $0 • No conference center hotels • Total forbearance amount: $22.0 million • Pre-COVID-19 hotel sector LTV 41% and DSCR 1.40x Hotel Portfolio at 12/31/2020 $63.2M Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Hotels & Motels $ 60,816 $ 62,212 $ 62,999 $ 62,915 $ 62,487 Bed-and-Breakfast Inns 1,030 1,052 1,044 1,036 731 Total Hotel $ 61,846 $ 63,264 $ 64,043 $ 63,951 $ 63,218 Bed-and-Breakfast: 1% Hotels and Motels (by flag): 93% (1) (1) Excluding PPP loans.

ORIGIN BANCORP, INC. _______ 14 Energy Stats: • Balance represented 0.8% of total LHFI excl. PPP loans • Past due(2): $1.5 million; Classified loans: $2.2 million; NPL: $1.5 million • No exploration & production lending exposure • Total forbearance amount: $676,000 • Pre-COVID-19 energy sector LTV 78% and DSCR 12.36x ENERGY SECTOR Energy Portfolio at 12/31/2020 Midstream: 25% Services: 75% $39.3M Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Services (2) $ 56,331 $ 69,956 $ 52,567 $ 45,334 $ 29,463 Midstream 12,830 12,830 10,128 10,193 9,883 Total Energy $ 69,161 $ 82,786 $ 62,695 $ 55,527 $ 39,346 (1) (1) Excluding PPP loans. (2) Past due loans excluding NPLs for Energy Services is 0%, and represents one relationship.

ORIGIN BANCORP, INC. _______ National Credit Tenant: 55% CRE Retail Stores: 39% Retail Shopping: 6% NON-ESSENTIAL RETAIL SECTOR 15 Non-Essential Retail Stats: • Balance represented 3.4% of total LHFI excl. PPP loans • Past due: $2.6 million; Classified loans: $3.4 million; NPL: $3.0 million • Total forbearance amount: $25.2 million • Pre-COVID-19 non-essential retail sector LTV 56% and DSCR 1.47x Non-Essential Retail Portfolio at 12/31/2020 $176.5M Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 National Credit Tenant $ 83,468 $ 69,513 $ 89,204 $ 98,108 $ 96,031 CRE Retail Stores 45,124 45,006 44,637 40,392 69,078 Retail Shopping 10,924 16,668 12,725 12,701 11,413 Total Non-Essential Retail $ 139,516 $ 131,187 $ 146,566 $ 151,201 $ 176,522 (1) (1) Excluding PPP loans.

ORIGIN BANCORP, INC. _______ 16 Restaurant Stats: • Balance represented 2.3% of total LHFI excl. PPP loans • Past due: $0; Classified loans: $3.3 million; NPL: $0 • Total forbearance amount: $7.8 million • Pre-COVID-19 restaurant sector LTV 54% and DSCR 1.40x RESTAURANT SECTOR Restaurant Portfolio at 12/31/2020 Full Service Restaurant: 35% CRE Restaurant: 42% Limited-Service Restaurant: 23% $117.8M Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Full Service Restaurants $ 55,669 $ 57,210 $ 51,195 $ 51,197 $ 41,116 CRE Restaurant 41,712 47,161 34,504 41,613 49,488 Limited-Service Restaurant 26,149 28,059 48,405 42,991 27,240 Total Restaurant $ 123,530 $ 132,430 $ 134,104 $ 135,801 $ 117,844 (1) (1) Excluding PPP loans.

ORIGIN BANCORP, INC. _______ 17 Assisted Living Stats: • Balance represented 2.7% of total LHFI excl. PPP loans • Past due(2): $1.5 million; Classified loans: $1.5 million; NPL: $1.5 million • Total forbearance amount: $11.5 million • Pre-COVID-19 assisted living sector LTV 75% and DSCR 0.31x$141.7M Outstanding Balance (dollars in thousands) 12/31/2019 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Assisted Living (2) $ 111,229 $ 118,790 $ 140,218 $ 144,756 $ 141,657 ASSISTED LIVING SECTOR Assisted Living Portfolio at 12/31/2020 (1) Excluding PPP loans. (2) Past due loans excluding NPLs for assisted living is 0%, and represents one relationship. Assisted Living Facilities: 100% (1)

ORIGIN BANCORP, INC. _______ 1.6% 1.7% 2.0% 2.0% 2.1% Classified Loans / Total Loans excl. PPP Loans Net Charge-Offs / Average LHFI excl. PPP Loans (annualized) 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 0.26% 0.11% 0.58% 0.15% 0.14% 0.75% 0.74% 0.63% 0.60% 0.50% 0.72% 1.14% 0.50% 0.58% 0.50% Nonperforming LHFI / LHFI excl. PPP loans Past due LHFI / LHFI excl. PPP loans 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 18 CREDIT QUALITY (dollars in thousands) 1/1/2020 3/31/2020 6/30/2020 9/30/2020 12/31/2020 Commercial real estate $ 4,961 $ 9,254 $ 10,046 $ 14,349 $ 15,430 Construction/land/land development 4,852 5,054 6,860 8,450 8,191 Residential real estate 3,806 4,495 6,911 8,226 9,418 Commercial and industrial 24,256 35,823 45,281 48,763 51,857 Mortgage warehouse lines of credit 291 779 602 904 856 Consumer 602 658 768 951 918 Total Allowance for Loan Credit Losses $ 38,768 $ 56,063 $ 70,468 $ 81,643 $ 86,670 % of LHFI 0.94% 1.25% 1.33% 1.45% 1.51% % of LHFI excl. PPP loans and mtg. warehouse 0.99% 1.37% 1.75% 2.00% 2.10 % Asset Quality Trends CECL

ORIGIN BANCORP, INC. _______ 19 LHFI: Fixed \ Variable (by Index) at 12/31/2020 • The cost of interest bearing deposits declined 18 bps, the cost of total deposits declined 11 bps and the cost of borrowings increased 40 bps during 4Q2020. • Variable rate LHFI made up 59% of total LHFI incl. PPP loans, with 35% based on 1 month LIBOR. • The other indices category is primarily LIBOR ARMs. Fixed: 41% 1m LIBOR: 35% Prime: 18% Other indices: 6% YIELDS, COSTS AND LHFI PROFILE Yield on LHFI 4.83% 4.44% 3.25% 3.25% 3.25% 4.95% 4.85% 4.09% 4.02% 4.22% 4.20% 4.06% 1.79% 1.40% 0.35% 0.16% 0.15% Avg. Prime Rate Yield on LHFI Yield on LHFI excl. PPP Loans Avg. 1M LIBOR 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Cost of Funds 1.44% 1.28% 0.79% 0.61% 0.43% 1.10% 1.05% 0.65% 0.47% 1.04% 0.95% 0.54% 0.42% 0.31% Cost of Interest Bearing Deposits Cost of Total Deposits & Borrowings Cost of Total Deposits 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 0.54% 3.89%

NET INTEREST INCOME AND NIM TRENDS

DOLLARS IN THOUSANDS



$44,095
$44,095
3.58%
4Q2019
$42,810
$42,810
3.44%
1Q2020
$46,290
$3,052
$43,238
3.15%
3.09%
2Q2020
$50,617
$3,430
$47,187
3.28%
3.18%
3Q2020
$51,819
$3,277
$48,542
3.17%
3.07%
4Q2020
Net Interest Income excl. PPP Loans
PPP Loans Net Interest Income
NIM (FTE)
NIM (FTE) excl. PPP Loans

Net Interest Income Changes - 4Q2020



$55,000
$50,000
$45,000
$50,617
3Q2020
$1,541
Warehouse
$1,116
Deposits
$586
Investment Securities
$224
Borrowings
$(1,516)
C&I incl. PPP loans
$(761)
Subordinated Debenture
$12
Others
$51,819
4Q2020

NIM Changes - 4Q2020



3.25%
3.00%
3.18%
3Q2020
0.04%
Other Interest-Bearing Deposits
0.03%
Time Deposits
0.02%
Mtg. Warehouse Volume
(0.05)%
Subordinated Debentures Volume
(0.05)%
C&I, non-PPP Loans
(0.03)%
Investment Securities
(0.02)%
C&D Loans
(0.05)%
Other Effects
3.07%
4Q2020

- Net interest income increased $1.2 million in 4Q2020 from 3Q2020, and increased $7.7 million in 4Q2020 from 4Q2019.
- Interest income on mortgage warehouse lines of credit contributed the greatest increase in net interest income, along with deposit cost savings.
- NIM decreased by 11 bps to 3.07% in 4Q2020 from 3Q2020 driven by increases in sub debt balances and declines in loan yields, partially offset by deposit cost reductions.
- Excluding the impact of lower yielding PPP loans, NIM was 3.17%.

ORIGIN BANCORP, INC.
20

ORIGIN BANCORP, INC. _______ 21 $10,818 $12,144 $19,076 $18,051 $15,381 $3,488 $3,320 $2,990 $3,268 $3,420 $3,359 $2,769 $10,717 $9,523 $6,594 $2,428 $3,687 $3,109 $3,218 $2,732 $151 $676 $1,527 $110 $233 $1,392 $1,692 $733 $1,932 $2,402 Service Charges & Fees Mortgage Banking Revenue Insurance Commission & Fee Income Swap Fee Income Other 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 $54,913 $54,954 $65,366 $68,668 $67,200 $44,095 $42,810 $46,290 $50,617 $51,819 $10,818 $12,144 $19,076 $18,051 $15,381 Net Interest Income Noninterest Income 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Noninterest IncomeNet Interest Income \ Noninterest Income • Noninterest income historically accounts for approximately 20% of total net revenue, but accounted for 23% in 4Q2020 due to continued strong mortgage revenue. • Mortgage servicing revenue was lower due to a $1.6 million decrease in volume-related gains and income and a $1.3 million decrease in hedge performance compared to the inked quarter. • Swap fee income generation continues to be a focus in 2020. The increase in 4Q2020 from 3Q2020 was driven by higher transaction volume. NET REVENUE DISTRIBUTION DOLLARS IN THOUSANDS

ORIGIN BANCORP, INC. _______ $36,534 $36,097 $38,220 $38,734 $38,884 $22,074 $21,988 $24,045 $22,597 $22,475 $4,241 $4,221 $4,267 $4,263 $4,271 $1,801 $2,003 $2,075 $2,065 $2,178 $1,632 $1,441 $1,344 $1,367 $1,472 $1,400 $1,142 $1,509 $1,809 $1,856 $5,386 $5,302 $4,980 $6,633 $6,632 Salaries and Employee Benefits Occupancy and Equipment, net Data Processing Office and Operations Loan Related Expenses Other 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 22 • Operating leverage reflects an overall improving trend in the efficiency ratio, coupled with a decline in the ratio of NIE to average assets primarily as a result of improved mortgage performance in recent quarters. • Efficiency improvements during the year were partially offset by the declining interest margin. • Other noninterest expenses in 3Q2020 & 4Q2020 included $700,000 in donations and contributions made to various institutions as part of our initiative to invest a portion of our PPP loan income within the community. • The continued focus is on our technology strategy to build efficient scale to support additional organic growth, with additional focus on branch strategy and operational efficiency to withstand challenges posed by COVID-19. E F F IC E N C Y R A T IO ( % ) 2.75% 2.69% 2.38% 2.28% 2.16% 66.53% 65.69% 58.47% 56.41% 57.86% 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 40% 60% 80% 100% 1.5% 2.0% 2.5% 3.0% Operating Leverage NONINTEREST EXPENSE COMPOSITION N IE / AV E R A G E A S S E T S ( % ) DOLLARS IN THOUSANDS

ORIGIN BANCORP, INC. _______ Tier 1 Capital to Average Assets (Leverage Ratio) 10.6% 10.4% 8.8% 8.8% 9.0% 10.9% 10.7% 9.1% 9.2% 8.6% 10.9% 10.7% 9.1% 9.2% 8.6% Bank Level Company Level 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Tier 1 Capital to Risk-Weighted Assets 11.6% 10.7% 10.1% 9.6% 10.5% 11.9% 11.0% 10.5% 10.1% 10.1% 11.9% 11.0% 10.5% 10.1% 10.1% Bank Level Company Level 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 23 CAPITAL Bank Level Company Level Sub-debt Impact Total Capital to Risk-Weighted Assets 12.4% 13.0% 12.5% 12.0% 12.9%12.8% 13.4% 12.9% 12.5% 13.8% 12.8% 13.4% 12.9% 12.5% Bank Level Company Level 4Q2019 1Q2020 2Q2020 3Q2020 4Q2020 Total Capital to Risk-Weighted Assets Changes - 4Q2020 12.50% 1.30% 0.40% (0.20)% (0.10)% (0.10)% 3Q 20 20 Su bo rd ina te d De be nt ur es Ne t I nc om e ex cl. Cr ed it L os s A cc ru als M or tg ag e W ar eh ou se In ve stm en t Se cu rit ies Re sid en tia l R ea l Es ta te L oa ns 4Q 20 20 5.00% 10.00% 15.00% 13.80%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

DOLLARS IN THOUSANDS

	4Q2020	3Q2020	4Q2019
Calculation of Tangible Common Equity:			
Total common stockholders' equity	$ 647,150	$ 627,637	$ 599,262
Less: goodwill and other intangible assets, net	30,480	30,717	31,540
Tangible Common Equity	$ 616,670	$ 596,920	$ 567,722
Calculation of Tangible Assets:			
Total Assets	$ 7,628,268	$ 7,101,338	$ 5,324,626
Less: goodwill and other intangible assets, net	30,480	30,717	31,540
Tangible Assets	$ 7,597,788	$ 7,070,621	$ 5,293,086
Tangible Common Equity to Tangible Assets	8.12 %	8.44 %	10.73 %
Calculation of Tangible Book Value per Common Share:			
Divided by common shares outstanding at the end of the period	23,506,312	23,506,586	23,480,945
Tangible Book Value per Common Share	$ 26.23	$ 25.39	$ 24.18
Calculation of PTPP Earnings:			
Net Income	$ 17,552	$ 13,095	$ 12,827
Plus: provision for credit losses	6,333	13,633	2,377
Plus: income tax expense	4,431	3,206	3,175
PTPP Earnings	$ 28,316	$ 29,934	$ 18,379
Calculation of PTPP ROAA and PTPP ROAE:			
PTPP Earnings	$ 28,316	$ 29,934	$ 18,379
Divided by number of days in the quarter	92	92	92
Multiplied by the number of days in the year	366	366	365
Annualized PTPP Earnings	$ 112,648	$ 119,085	$ 72,917
Divided by total average assets	$ 7,164,028	$ 6,746,585	$ 5,271,979
PTPP ROAA (annualized)	1.57 %	1.77 %	1.38 %
Divided by total average stockholder's equity	$ 639,508	$ 629,533	$ 597,925
PTPP ROAE (annualized)	17.61 %	18.92 %	12.19 %

ORIGIN BANCORP, INC.
24

ORIGIN BANCORP, INC. _______ Year Ended December 31, 2020 December 31, 2019 Calculation of PTPP Earnings: Net Income $ 36,357 $ 53,882 Plus: provision for credit losses 59,900 9,568 Plus: income tax expense 7,996 12,666 PTPP Earnings $ 104,253 $ 76,116 Calculation of PTPP ROAA and PTPP ROAE: Divided by total average assets $ 6,442,528 $ 5,092,971 PTPP ROAA 1.62% 1.49 % Divided by total average stockholder's equity $ 624,580 $ 580,945 PTPP ROAE 16.69% 13.10% 25 DOLLARS IN THOUSANDS RECONCILIATION OF NON-GAAP FINANCIAL MEASURES YTD